Exhibit 3.179

ARTICLES OF ORGANIZATION
OF
LPG AMBULANCE SERVICES, L.L.C.

1.             The name of the limited liability company is: LPG AMBULANCE SERVICES, L.L.C.

2.             The purpose(s) for which the limited liability company is organized:  To engage in the business of providing mobile medical and emergency medical transport services and emergency medical services to members of the community throughout metropolitan St. Louis and surrounding areas; and in connection therewith, to supply ambulance services, to supply the services of nurses, paramedics and other specialists, to contract with and employ nurses, paramedics and other specialists, to provide facilities, equipment, training, products and services incidental to such services, and to provide any related services routinely provided to nurses, paramedics and other specialists, and to engage in any other lawful business for which a limited liability company may be organized under sections 347.010 to 347.187 of the Revised Statutes of the State of Missouri.

3.             The name and address of the limited liability company’s registered agent in Missouri is:  Donald C. Tiemeyer, 125 Wharf Street, Suite 25, Lake St. Louis, MO 63367.

4.             The management of the limited liability company is vested in one or more Managers.

5.             The duration of the limited liability company is perpetual.

6.             Upon withdrawal of any member, the remaining member(s) have the right to continue the business and affairs of the limited liability company upon agreement of all remaining members.

7.             The name and address of the organizer is as follows:  Donald C. Tiemeyer, 125 Wharf Street, Suite 25, Lake St. Louis, MO 63367.

8.             For tax purposes, the limited liability company will be taxed as a partnership.

IN AFFIRMATION THEREOF, the facts stated above are true:

/s/ Donald C. Tiemeyer
Donald C. Tiemeyer, Organizer

Amendment of Articles of Organization

(Submit with filing fee of$25)

1.             The current name of the limited liability company is:
LPG AMBULANCE SERVICES, L.L.C.

2.             The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated, as follows:

(Date may not be more than 90 days after the filing date in this Office)

3.             State date of occurrence that required this amendment: October 7, 2004

Month/Day/Year

4.             The articles of organization are hereby amended as follows:

The name of the limited liability company shall be and hereby is:  Mission Care of Missouri, LLC

5.             (Check if applicable) This amendment is required to be filed because:

☐    management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐    management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☐    a change in the name of the limited liability company.

☐    a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.             This amendment is (check either or both):

☒   authorized under the operating agreement

☐    required to be filed under the provisions of RSMo Chapter 347

In affirmation thereof, the facts stated above are true:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Bernard Squitieri	Bernard Squitieri	10/08/04
Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Name and address to return filed document:

Name:

Address:

City, State, and Zip Code:

Statement of Change of Registered Agent and/or Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.             This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.             There is a $10.00 fee for filing this statement.

3.             P.O.  Box may only be used in conjunction with a physical street address.

4.             Agent and address must be in the State of Missouri.

5.             The corporation may not act as its own agent.

Charter No. LC0583327

(1)           The name of the business entity is: Mission Care of Missouri, LLC

(2)           The address, including street and number, of its present registered office (before change) is:

125 Wharf Street, Suite 25	Lake St.Louis, MO 63367
Address	City/State/Zip

(3)           The address, including street and number, of its registered office is hereby changed to:

2500 Abbott Place	St. Louis, MO 63143
Address	(PO Box may only be used in conjunction with a physical street address)	City/State/Zip

(4)           The name of its present registered agent (before change) is: Donald C.  Tiemeyer

(5)           The name of the new registered agent is: Kevin J. Fairlie

Authorized signature of new registered agent must appear below:

(May attach separate originally executed written consent to this form in lieu of this signature)

(6)           The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)           The change was duly authorized by the business entity named above.

In Affirmation thereof, facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Kevin J. Fairlie	Kevin J. Fairlie
Authorized signature of officer or, if applicable, chairman of the board	Printed Name

Secretary	11/21/06
Title	month/day/year

Name and address to return filed document:

Name:  Kevin Fairlie

Address:  2500 Abbott Place

City, State, and Zip Code:  St. Louis, MO  63143

Statement of Change of Registered Agent and/or Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.             This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.             There is a $10.00 fee for filing this statement.

3.             P.O. Box may only be used in conjunction with a physical street address.

4.             Agent and address must be in the State of Missouri.

5.             The corporation may not act as its own agent.

Charter No. LC0583327

(1)           The name of the business entity is: Mission Care of Missouri, LLC

(2)           The address, including street and number, of its present registered office (before change) is:

2500 Abbott Place, St Louis, MO 63143
Address	City/State/Zip

(3)           The address, including street and number, of its registered office is hereby changed to:

221 Bolivar Street, Jefferson City, MO 65101
Address	(PO Box may only be used in conjunction with a physical street address)	City/State/Zip

(4)           The name of its present registered agent (before change) is:   Kevin J. Fairlie

(5)           The name of the new registered agent is:   CSC – Lawyers Incorporating Service Company

Authorized signature of new registered agent must appear below:

/s/ Amy Gudgel	Amy Gudgel, Asst. Vice President
(May attach separate originally executed written consent to this form in lieu of this signature)

(6)           The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)           The change was duly authorized by the business entity named above.

In Affirmation thereof, facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ William A. Sanger	William A. Sanger
Authorized signature of officer or, if applicable, chairman of the board	Printed Name

CEO of AMR, Inc., Manager of Mission Care Services,	10/11/07
LLC as Manger of Mission Care of Missouri, LLC	month/day/year
Title

Name and address to return filed document:

Name: Illinois Corporation Service Company, Attn: Amy Gudgel

Address: 801 Stevenson Drive

City, State, and Zip Code: Springfield, IL 62703